Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (hereinafter the "Agreement") is entered into as of this 11th day of April, 2002, by and among I-Incubator.com, Inc., a Florida corporation (hereinafter "Incubator"), INQU Acquisition Corp. ("MergerSub"), a Delaware corporation, and Inclusion, Inc., a California corporation ("Inclusion").

                                    RECITALS:

      WHEREAS, the Inclusion stockholders (the "Inclusion Stockholders") set forth on Exhibit A hereto own all of the issued and outstanding common stock of Inclusion (the "Inclusion Shares");

      WHEREAS, as of the date of this Agreement, there are 967,855 shares of common stock issued and outstanding held by the current shareholders of Incubator ("Incubator Shareholders").

      WHEREAS, the respective Boards of Directors of Incubator, Inclusion, and MergerSub have each approved the merger of Inclusion with and into MergerSub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of Inclusion ("Inclusion Common Stock"), will be converted into the right to receive shares of Incubator common stock, par value $.0001 per share ("Incubator Common Stock").

      WHEREAS, the respective Boards of Directors of Incubator, Inclusion, and MergerSub have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

      WHEREAS, Incubator, Inclusion, and MergerSub intend that the merger of Inclusion with and into MergerSub will quality as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                     MERGER

      1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California General Corporation Law (the


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"CGCL") and in accordance with Delaware General Corporation Law (the "DGCL"),
Inclusion shall be merged with and into MergerSub at the Effective Time (as defined in Section 4), and in connection therewith:

            (a) except to the extent provided or permitted by the CGCL and DGCL, Inclusion shall merge with and into MergerSub, the separate existence of Inclusion shall cease and terminate, and MergerSub shall continue as the surviving corporation and as a wholly-owned subsidiary of Incubator (MergerSub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation");

            (b) all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of Inclusion and MergerSub shall vest in the Surviving Corporation;

            (c) all of the assets and property of Inclusion and MergerSub of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to Inclusion or MergerSub, all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Surviving Corporation; and

            (d) all debts and obligations of Inclusion or MergerSub, all rights of creditors of Inclusion or MergerSub and all liens or security interests encumbering any of the property of Inclusion or MergerSub shall be vested in the Surviving Corporation and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Surviving Corporation and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Corporation in its own name and for its own behalf. Without limiting the generality of the foregoing, Surviving Corporation specifically assumes all continuing obligations which Inclusion or MergerSub would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Corporation's Certificate of Incorporation, By-Laws and pursuant to the CGCL and DGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Time.

      2. Instruments of Conveyance. Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and directors of Inclusion last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by MergerSub or its legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of , title to, and/or possession of, any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by Inclusion (or in which

Inclusion had an interest and/or the power to exercise immediately prior to the Effective Time) and which was vested, or intended to be vested, in MergerSub pursuant to the provisions of this Agreement and the Merger.

      3. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Articles 4 and 5, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

      4. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the CGCL and DGCL and shall make all other filings or recordings required under the CGCL and DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of California and Delaware, or at such subsequent date or time as Incubator and Inclusion shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

      5. Certificate of Incorporation and By-laws of the Surviving Corporation. The Certificate of Incorporation of Inclusion, as amended and in effect prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Certificate of Incorporation"). The By-laws of Inclusion, in effect prior to the Effective Time, shall be the By-laws of the Surviving Corporation (the "Surviving By-laws").

      6. Boards, Committees and Officers. Prior to the Effective Time, Incubator shall adopt resolutions in form and substance reasonably acceptable to Inclusion, establishing, among other things that, the Board of Directors and Officers of Incubator and Inclusion from and after the Effective Time shall be comprised solely of the nominees of Inclusion.

      7. Name of the Surviving Corporation. The name of the Surviving Corporation shall be "Inclusion Technologies, Inc."

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

      1. Exchange of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Inclusion Common Stock:

            (a) Conversion of Capital Stock. Each issued and outstanding share of Inclusion Common Stock shall be converted into the right to receive one fiftieth (1/50) of a validly issued, fully paid and nonassessable share of Incubator Common Stock (the "Merger Consideration").

            (b) All such outstanding shares of Inclusion common stock shall be deemed, after the Effective Time, to be owned by Incubator. The holders of such certificates previously evidencing shares of Inclusion Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Inclusion Common Stock except as otherwise provided herein or by law.

            (c) Any shares of Inclusion Common Stock held in the treasury of Inclusion immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

            (d) Delivery of Certificates. At the Closing, Incubator shall deliver to the Inclusion Shareholders, stock certificates representing the Merger Consideration. At the Closing, Inclusion will use its best efforts to cause the Inclusion Stockholders to surrender for cancellation certificates representing the Inclusion Shares against delivery of certificates representing the Incubator Shares. In the event that any Inclusion Shareholder's certificates have been lost, stolen or destroyed, such Inclusion Shareholder will be entitled to receive the Merger Consideration only after providing an affidavit of loss and indemnity bond, in form reasonably satisfactory to Incubator.

      2. No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of capital stock representing less than one share of Incubator Common Stock shall be issued upon the surrender for exchange of Inclusion certificates.

      3. Tax Treatment. The Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and the parties shall not report the transaction on any tax return in a manner or take any action inconsistent therewith.

      4. Restricted Stock. The shares of the Incubator Common Stock to be issued to the Inclusion Shareholders shall be deemed to be "restricted securities" as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"). The certificates evidencing such shares shall bear the following restrictive legend:

            "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise transferred unless registered under the Securities Act or there is an opinion from counsel to the company that such sale or other transfer may be made pursuant to an exemption from the registration requirement of the Securities Act."

      5. Anti-dilution rights. Notwithstanding the foregoing, the Merger Consideration to be issued to the Inclusion Shareholders and the post-Merger capitalization structure resulting therefrom, is based upon Inclusion achieving, within 12 months of the date of this Agreement, aggregate monthly sales, on an annualized basis, equal to or exceeding $6 million (the "Run Rate Trigger"), as is further described below (the "Run Rate").

      The parties agree that the Incubator Shareholders shall be entitled to the issuance of certain additional shares of Incubator common stock, as follows:

            (i) In the event that prior to achieving the Run Rate Trigger, the number of shares of Incubator common stock issued and outstanding ("Issued Common Shares") shall exceed 11,386,650 (the "Base Shares"), the Incubator Shareholders shall be entitled to the issuance of additional shares, on a pro rata basis, equal to eleven percent (11%) of the difference between the number of issued and outstanding shares and the Base Shares (the "Additional Shares"). The Additional Shares shall be issued of the first day following the issuance of shares that exceed the Base Shares. After the issuance of the Additional Shares, the Base Shares shall be recalculated to include the number of Additional Shares so issued. Notwithstanding anything to the contrary contained herein, in the event that the Run Rate at the time of any such calculation shall exceed $6.5 million and the number of shares of Issued Common Shares shall be in excess of 11,386,650, the number of Additional Shares to be issued shall be reduced by multiplying the Additional Shares to be issued by a fraction the numerator of which shall be $6 million and the denominator of which shall be the actual Run Rate. For purposes of illustration, in the event that the Run Rate shall be $7 million, the number of Issued Common Shares equals 12,386,650 and the number of Base Shares equals 11,386,650, then the number of Adjustment Shares shall be 94,270 (calculated as 1,000,000 times 11% times 6 divided by 7).

            (ii) In the event that prior to achieving the Run Rate Trigger, Incubator shall issue warrants or options for which the exercise price is less than $2.00 per share (the "Option Rights") and (x) any such Option Rights are exercised within forty (40) months of the date on which any such Option Rights were issued and (y) at the time of such exercise, there were more than 11,386,650 Issued Common Shares, the Incubator Shareholders shall be entitled to the issuance of additional shares, on a pro rata basis, additional shares equal to eleven percent (11%) of the number of shares issued upon such exercise. On a bi-monthly basis, the President of Incubator shall deliver a certified statement to the Incubator Shareholders which sets forth the Option Rights exercised during such bi-monthly period, if any, the exercise price for each such Option Right exercised, the number of shares issued thereunder, and the number of Additional Shares to be issued, if any.

            (iii) If after the date hereof, the number of outstanding shares of Incubator Common Stock is increased by a stock dividend payable in shares of Incubator Common Stock or by a split-up of shares of Incubator Common Stock, then, on the day following the date fixed for the determination of holders of Incubator Common Stock entitled to receive such stock dividend and or split-up, the number of shares issuable to the Incubator Shareholders under this Section shall be increased in proportion to such increase in outstanding shares.

            If the number of outstanding shares of Incubator Common Stock is decreased by a combination or reclassification of shares of Incubator Common Stock, then, after the effective date of such combination or reclassification, the number of shares issuable to the Incubator Shareholders under this Section shall be decreased in proportion to such decrease in outstanding shares.

            (iv) In addition to the foregoing, as of the month in which Run Rate Trigger has been achieved by Inclusion, Inclusion's earnings before depreciation, interest, taxes and amortization ("EBITDA") shall be determined in accordance with generally acceptable accounting principals. In the event that the EBIDTA for the month in which the Run Rate Trigger has been achieved shall be a loss of more than $500,000 on an annualized basis, then Incubator shall issue to the Incubator Shareholders on a pro rata basis, Incubator Shares representing 51% of the total number of shares of Incubator issued and outstanding, after taking into account the shares so issued. Notwithstanding anything to the contrary contained herein, the provisions of this subsection
(iv) shall not apply in the event that Incubator, after the Closing and prior to achieving the Run Rate Trigger, has obtained an equity investment or investments which total in the aggregate at least one million ($1,000,000) dollars.

            (v) For the purposes of this Agreement, the term "Run Rate" shall be defined as the gross revenue of Incubator for any calendar month period measured on either a cash or accrued basis, in accordance with Generally Accepted Accounting Principles ("GAAP"), multiplied by 12.

      6. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

      (a) The resignation of the existing Incubator officers and directors and appointment of new officers and directors as directed by Inclusion;

      (b) Incubator shall assume Inclusion's obligations under the investment banking agreement (the "Investment Banking Agreement") dated February 25, 2002, between Inclusion, Inc. and Atlas Capital Services, LLC, a copy of which is attached hereto as Schedule D.

      (c) Inclusion shall deliver to Incubator by wire transfer or certified check, $100,000 that shall be used by Incubator to pay down a portion of the outstanding liabilities of Incubator as set forth in Section (a) of Exhibit B;

      (d) In addition to the foregoing, the liabilities set forth in Schedule B of Exhibit B hereto shall be assumed to Inclusion as of the Closing and shall be paid in accordance with a payment schedule to be agreed to by the parties.

      (e) Inclusion shall assume the remaining balance of outstanding liabilities of Incubator as set forth in Section (c) of Exhibit B and shall pay such liabilities in accordance with the schedule set forth therein.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      1. Representations of Inclusion. Inclusion hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date and Effective Time:

            (a) The Inclusion Stockholders listed on the attached Exhibit "A" are the sole record and beneficial owners of the issued and outstanding common stock of Inclusion. The Inclusion Shares are free from claims, liens, or other encumbrances, and at the Closing Date said Inclusion Stockholder will have good title and the unqualified right to transfer and dispose of such Inclusion Shares.

            (b) Inclusion has no outstanding or authorized capital stock, warrants, options or convertible securities except as set forth on Exhibit "A".

            (c) Inclusion is currently having an accounting firm conduct an audit of its financial statements for the year ended 2000 and the year ended 2001 (the "Inclusion Audited Financial Statements") and shall be completed in sufficient time to have the Inclusion Audited Financial Statements filed as an exhibit to an Amendment to Incubator's Current Report on Form 8-K with respect to the Merger. Inclusion has provided a copy of unaudited financial statements for Inclusion for the year ended December 31, 2001 (the "Inclusion Unaudited Financial Statements" and together with the Inclusion Audited Financial Statements the "Inclusion Financial Statements"). The Inclusion Unaudited Financial Statements are, and the Inclusion Audited Financial Statements will be, true and accurate, in accordance with the books and records of Inclusion, and the Inclusion Unaudited Financial Statements are, and the Inclusion Audited Financial Statements will, present fairly in all material respects the financial position and results of operations of Inclusion as of the times and for the periods referred to therein, in each case in accordance with generally accepted accounting principles under current United States accounting rules and regulations, consistently applied ("GAAP"). All of the financial books and records of Inclusion have been made available to Incubator, and such books and records completely and fairly record in all material respects Inclusion's financial affairs, which would normally be recorded in financial books and records. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Inclusion Financial Statements or in any exhibit thereto or notes thereto other than liabilities, contracts or obligations incurred in the ordinary course of business; and no such liabilities, contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Inclusion as reflected in the Inclusion Financial Statements. Inclusion has good title to all assets shown on the Inclusion Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

            (d) Since the date of the Inclusion Financial Statements, there have not been any material adverse changes in the financial position of Inclusion except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Inclusion.

            (e) Inclusion is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Inclusion Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Inclusion.

            (f) Inclusion is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Inclusion.

            (g) Inclusion has (or, by the Closing Date, will have) filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

            (h) Inclusion has not materially breached any material agreement to which it is a party. Inclusion has previously given Incubator copies or access thereto of all material contracts, commitments and/or agreements to which Inclusion is a party including all relationships or dealings with related parties or affiliates. Notwithstanding anything to the contrary contained herein, the parties acknowledge that Inclusion the Closing may place Inclusion in default of the terms of a bridge loan agreement between Inclusion and Sandy Ogden.

            (i) Inclusion has no subsidiaries.

            (j) Inclusion has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of Incubator prior to the Closing Date, during reasonable business hours and on reasonable notice.

            (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Inclusion is a party and has been duly authorized by all appropriate and necessary corporate action under other applicable law and Inclusion, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Inclusion is a party.

            (l) All disclosure information provided by Inclusion which is to be set forth in disclosure documents of Incubator or otherwise delivered to Incubator by Inclusion for use in connection with the transaction described herein is true, complete and accurate in all material respects.

      2. Representations of Incubator. Incubator hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date and Effective Time:

            (a) As of the Closing Date, the Incubator Common Stock, to be issued and delivered to the Inclusion Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Incubator common stock, fully-paid and non-assessable.

            (b) Incubator has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors of Incubator. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Incubator is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Incubator or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of Incubator.

            (c) Incubator has delivered to Inclusion a true and complete copy of Form 10-QSB for the period ending September 30, 2001 (the "Incubator Financial Statements"). The Incubator Financial Statements are complete, accurate and fairly present the financial condition of Incubator as of the dates thereof and the results of its operations for the periods then ended. There are no liabilities or obligations either fixed or contingent not reflected therein. The Incubator Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Incubator as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

            (d) Since September 30, 2001, there have not been any material adverse changes in the financial condition of Incubator.

            (e) Incubator is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the Incubator Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, against or affecting Incubator, its management or its properties. Incubator has complied in all material respects with all laws, statutes, ordinances, regulations, rules, decrees or orders applicable to it.

            (f) Incubator is duly organized, validly existing and in good standing under the laws of the State of Florida; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

            (g) Incubator has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Incubator, and has paid or made adequate provision in the Incubator Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Incubator is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

            Each such tax return or report has been duly filed on a timely basis and all such returns and reports are correct and complete in all material respects and fully discloses and does not understate the income, taxes, expenses, deductions and credits for the period to which it relates. Up to and including the Closing Date, no claim has been made against Incubator by any authority in a jurisdiction in which it does not file a return that it is or may be subject to any taxes in that jurisdiction. Incubator has not received notice of any actions, suits, proceedings, investigations or claims pending or threatened against Incubator in respect of any taxes nor are any matters relating to any taxes under discussion with any governmental authority.

            Except as set forth in Exhibit B, Incubator has withheld from each payment made to any of its past or present employees, officers and directors or to any other person in respect of whom withholding therefrom is required, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax authorities or other receiving officers in all material respects within the time required under any applicable legislation. Incubator has collected all taxes it is required to collect and has remitted all such taxes it is required to remit to the proper tax authority when required to do so all.

            (h) Except as set forth in Exhibit C, there are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Incubator, except as contemplated in this Agreement and there exist no liens or other securities interests in any assets of Incubator.

            (i) The corporate financial records, minute books, and other documents and records of Incubator have been made available to Inclusion prior to the Closing, shall be delivered to new management of Incubator at Closing and are correct and accurate in all material respects and reflect all decisions made by the Board of Directors and the shareholders of Incubator.

            (j) Incubator has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Incubator has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Incubator is subject. Incubator hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Inclusion all relationships or dealings with related parties or affiliates.

            (k) Incubator common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "IINC.OB" and there are no stop orders in effect or contemplated with respect thereto and no facts exist which may give rise there. Incubator has filed all reports required to be filed by Incubator pursuant to the Securities Act of 1934, as amended. Incubator has provided Inclusion with copies of, or has made available to Inclusion, all correspondence between Incubator and NASDAQ and Incubator and NASD. Incubator has not been informed, and has no reason to believe, that its common stock will be delisted or suspended by the NASD. Incubator has fully complied will all applicable securities laws and regulations and is not in default of any of its obligations thereunder.

            (l) All information regarding Incubator which has been provided to Inclusion or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. Incubator has provided to Inclusion all material information regarding Incubator.

            (m) As of Closing, the outstanding capitalization of Incubator shall consist of 1,914,242 shares of common stock giving effect to all matters contemplated herein including the Merger Consideration, the Exhibit C shares, and Finder/Third Party Fees, all of which shares are or shall be duly issued, fully paid and non-assessable and were or shall be issued in compliance with applicable securities laws.

            (n) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Incubator, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Incubator is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of Incubator or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of Incubator.

            (o) Incubator does not have any agreements of any nature to acquire, directly or indirectly, any shares of capital stock, or other equity or ownership interest in, any person, firm or corporation, or its assets.

            (p) There is no requirement to make any filing, give any notice to or obtain any license, permit, certificate, regulation, authorization, consent or approval of, any governmental or regulatory authorities as a condition to the lawful consummation of the transactions contemplated by this Agreement except for the filings, notifications, consents and approvals described in this Agreement.

            (q) Incubator is in compliance in all material respects with applicable Federal, state and local laws, statutes, regulations, orders, directives and decisions rendered by any legislature, department, administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the use, storage, disposal, transport, handling, remediation or corrective action of any pollutants, contaminants, chemicals, deleterious substances or industrial, toxic or hazardous wastes or substances ("Hazardous Substances").

            Incubator has not used or permitted to be used, except in compliance in all material respects with all Environmental Laws, its office space, to store, deposit, dispose or of handle any Hazardous Substances.

            Incubator has obtained all permits, licenses and other authorizations which are required in connection with the conduct of its business under all applicable Environmental Laws.

            Incubator has never received any notice of any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of demand letters, requests for information, notices of violation, investigations or proceedings pending or threatened against Incubator in connection with the conduct of its business relating in any way to any Environmental Laws.

            (r) All disclosure information provided by Incubator which was delivered to Inclusion by Inclusion for use in connection with the transaction described herein is true, complete and accurate in all material respects.

      3. Representations of MergerSub. MergerSub hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

            (a) Organization, Standing and Corporate Power. (i) MergerSub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on MergerSub.

            (b) Subsidiaries. MergerSub does not beneficially own any shares of capital stock.

            (c) Capital Structure. The authorized capital stock of MergerSub consists of 100 shares of MergerSub Common Stock and no shares of preferred stock. At the close of business on the date hereof: (i) 100 shares of MergerSub Common Stock were issued and outstanding; and (ii) no shares of MergerSub Common Stock were held by MergerSub in its treasury. All outstanding shares of capital stock of MergerSub are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no issued, reserved for issuance or outstanding securities of MergerSub or any MergerSub subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of MergerSub, or any warrants, calls, options or other rights to acquire from MergerSub or any MergerSub subsidiary.

            (d) Authority; Noncontravention. MergerSub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by MergerSub and the consummation by MergerSub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of MergerSub, subject, in the case of the Merger, to the MergerSub Stockholder Approval. This Agreement has been duly executed and delivered by MergerSub and, assuming the due authorization, execution and delivery by Incubator and MergerSub constitutes the legal, valid and binding obligation of MergerSub, enforceable against MergerSub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of MergerSub or any of its subsidiaries under, (i) the certificate of incorporation or By-Laws of MergerSub or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to MergerSub or any of its subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MergerSub or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not (x) have a material adverse effect on MergerSub or (y) reasonably be expected to impair the ability of MergerSub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to MergerSub or any of its subsidiaries in connection with the execution and delivery of this Agreement by MergerSub or the consummation by MergerSub of the transactions contemplated by this Agreement, except for (1) the filing of the Certificate of Merger with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which MergerSub is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (2) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on MergerSub or (y) reasonably be expected to impair the ability of MergerSub to perform its obligations under this Agreement.

            (e) Undisclosed Liabilities. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither MergerSub nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on MergerSub.

ARTICLE IV

                              CONDITIONS PRECEDENT

      1. Conditions Precedent to the Obligations of Inclusion. All obligations of Inclusion under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

      (a) The representations and warranties by or on behalf of Incubator contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time and Closing Date as though such representations and warranties were made at and as of such time.

      (b) Incubator shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

      (c) On or before the Closing, the board of directors of Incubator, the board of directors of MergerSub and the shareholders representing a majority interest of the outstanding common stock of MergerSub, shall have approved in accordance with applicable state corporation law and Federal securities laws (i) the execution and delivery of this Agreement and (ii) the consummation of the transactions contemplated herein.

      (d) On or before the Closing Date, Incubator shall have delivered to Inclusion certified copies of resolutions of the board of directors of Incubator approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Incubator to comply with the terms of this Agreement including the election of Inclusion' nominees to the Board of Directors of Incubator and all matters outlined herein.

      (e) The Merger shall be permitted by applicable law and Incubator shall have sufficient shares of its capital stock authorized to complete the Merger.

      (f) As of the Closing, the existing officers and directors of Incubator shall have resigned in writing from all positions as directors and officers of Incubator effective upon the election and appointment of the Inclusion nominees.

      (g) At the Closing, all instruments and documents delivered to Inclusion and Inclusion Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Inclusion.

      (h) The shares of restricted Incubator Common Stock to be issued to the Inclusion Stockholders will be validly issued, nonassessable and fully-paid under Florida corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

      (i) Inclusion shall have received all necessary and required approvals and consents from required parties and its shareholders.

      (j) At the Closing, Incubator shall have delivered to Inclusion an opinion of its counsel dated as of the Closing in a form reasonably acceptable to the parties.

      2. Conditions Precedent to the Obligations of Incubator and MergerSub. All obligations of Incubator under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

      (a) The representations and warranties by Inclusion and the Inclusion Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

      (b) Inclusion shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing;

      (c) Inclusion shall deliver on behalf of the Inclusion Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders acknowledging that the Incubator Shares are being acquired for investment purposes.

      (d) Inclusion shall deliver an opinion of its counsel dated as of the Closing in a form reasonably acceptable to the parties.

      (e) Assumption of the Investment Banking Agreement.

      3. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

                                    ARTICLE V

                         DOCUMENTS DELIVERED AT CLOSING

      1. Documents at Closing. At the Closing, the following documents shall be delivered:

      (a) Inclusion will deliver, or will cause to be delivered, to Incubator the following:

            (i) a certificate executed by the President and Secretary of Inclusion to the effect that all representations and warranties made by Inclusion under this Agreement are true and correct as of the Closing, the same as though originally given to Incubator on said date;

            (ii) a certificate from the jurisdiction of incorporation of Inclusion dated at or about the Closing to the effect that Inclusion is in good standing under the laws of said jurisdiction;

            (iii) Investment Letters executed by each Inclusion Stockholder;

            (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

            (v) certified copies of resolutions adopted by the shareholders and directors of Inclusion authorizing this transaction; and

            (vi) all other items, the delivery of which is a condition precedent to the obligations of Inclusion as set forth herein.

            (vii) the legal opinion required by Section 12(d) hereof.

      (b) Incubator will deliver or cause to be delivered to Inclusion:

            (i) stock certificates representing the Incubator Shares to be issued as a part of the stock exchange as described herein;

            (ii) a certificate of the President of Incubator, to the effect that all representations and warranties of Incubator made under this Agreement are true and correct as of the Closing, the same as though originally given to Inclusion on said date;

            (iii) certified copies of resolutions adopted by Incubator's board of directors authorizing the Merger and all related matters described herein;

            (iv) certificate from the jurisdiction of incorporation of Incubator dated at or about the Closing Date that Incubator is in good standing under the laws of said state;

            (v) opinion of Incubator's counsel as described in Section 11(j) above;

            (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

            (vii) resignation of the existing officers and directors of Incubator; and

            (viii) all corporate and financial records of Incubator.

                                   ARTICLE VI

                                 INDEMNIFICATION

      1. Indemnification. For a period of one year from the Closing, Incubator agrees to indemnify and hold harmless Inclusion and the Inclusion Shareholders, and Inclusion agrees to indemnify and hold harmless Incubator, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

      1.    Miscellaneous.

      (a) Public Announcement. Until the Closing, the Company shall not make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of Inclusion except as required by law.

      (b) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      (c) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

      (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

      (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

      (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

      (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

      (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      (l) Brokers and Finders. In addition to the Investment Banking Agreement in Exhibit D, Exhibit E sets forth the names of any broker, financial advisor or finder and their fees in connection with this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                 I-Incubator.com, Inc.

                                                 By: /s/ Jamie Kalini
                                                    --------------------
                                                 Title: President


                                                 INQU Acquisition Corp.

                                                 By: /s/ Jamie Kalini
                                                    --------------------
                                                 Title: President


                                                 Inclusion, Inc.

                                                 By: /s/ Martin Nielson
                                                    --------------------
                                                 Title: CEO